Exhibit 10.9

THIRD AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This THIRD AMENDMENT TO COMMERCIAL LEASE AGREEMENT (this “Amendment”) is made as of the 21 day of February, 2014, by and between PIOS GRANDE KOP BUSINESS CENTER, L.P., a Delaware limited partnership (“Landlord”), and TREVENA, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.                                    Pursuant to the Commercial Lease Agreement dated August 4, 2008, between Landlord’s predecessor-in-interest, KOPBC, L.P., and Tenant, as amended by the First Amendment to Commercial Lease dated December 8, 2008 and the Second Amendment to Commercial Lease Agreement dated July 3, 2013 (collectively, the “Lease”), Tenant leases premises consisting of approximately 12,750 rentable square feet described therein (the “Original Demised Premises”) in the King of Prussia Business Center located on the first floor at 1018 West Eighth Avenue (the “Building”), King of Prussia, Pennsylvania.

B.                                    Landlord and Tenant desire to amend the Lease to (i) provide for Tenant’s lease from Landlord of an additional 1,807 rentable square feet of space adjacent to the Original Demised Premises, as shown on Exhibit A attached hereto and made a part hereof (the “Expansion Premises”), subject to the terms, covenants and conditions set forth below; and (ii) otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, covenant and agree as follows:

1.                                      Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated herein by this reference as if set forth in full herein.  All capitalized terms not defined herein shall have the meaning ascribed them in the Lease.

2.                                      Demised Premises.  Commencing on March 1, 2014 (the “Expansion Commencement Date”) and continuing throughout the Lease Term, the Demised Premises, as defined in the Lease, shall include the Expansion Premises and the Original Demised Premises, the Demised Premises shall consist of 14,557 rentable square feet, and “Tenant’s Proportionate Share” shall be 8.64%.  Tenant accepts the Demised Premises, including the Expansion Premises, in their “AS IS” condition as of the date of this Amendment.  Tenant acknowledges that neither Landlord nor Landlord’s agents, representatives, employees, servants or attorneys have made any representations or promises, whether express or implied, concerning the condition of the Demised Premises, including the Expansion Premises.

3.                                      Rent.  Commencing on the Expansion Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord Minimum Rent for the Expansion Premises as follows:

Period	Rate Per Rentable Square Foot	Annual Minimum Rent	Monthly Installment
March 1, 2014 - February 28, 2015	$16.00	$28,912.00	$2,409.33
March 1, 2015 - February 29, 2016	$16.50	$29,815.50	$2,484.63
March 1, 2016 - February 28, 2017	$17.00	$30,719.00	$2,559.92
March 1, 2017 - February 28, 2018	$17.50	$31,622.50	$2,635.21
March 1, 2018 - February 28, 2019	$18.00	$32,526.00	$2,710.50
March 1, 2019 - February 29, 2020	$18.50	$33,429.50	$2,785.79
March 1, 2020 - September 30, 2020	$19.00	$34,333.00	$2,861.08

So long as Tenant is not in default under the Lease, Tenant’s Minimum Rent obligations for the Expansion Premises for March 1, 2014 through May 1, 2014 are waived.  During each such month, Tenant shall remain responsible for Additional Rent.

Minimum Rent for both the Expansion Premises and the Original Demised Premises is payable as set forth in the Lease.  Nothing contained in this Amendment shall be deemed to affect the Minimum Rent payable by Tenant to Landlord for the Original Demised Premises, as set forth in Section 2.b. of the Second Amendment to Commercial Lease Agreement by and between Landlord and Tenant dated July 3, 2013.

4.                                      Termination Option.  Section 18 of the Second Amendment to Commercial Lease Agreement by and between Landlord and Tenant dated July 3, 2013 is hereby deleted in its entirety and replaced with the following: “At any time after May 31, 2018, Tenant shall have the right to terminate this Lease (“Termination Option”) by giving Landlord written notice that it is terminating the Lease with respect to the entire Demised Premises and vacating the Demised Premises on or before the termination date stated in the written notice (the “Termination Date”).  The written termination notice shall be provided to Landlord at least nine (9) months prior to the Termination Date and in no event shall the Termination Date be earlier than June 1, 2018.  Together with said written notice of termination, Tenant shall pay Landlord by certified check a termination fee in the amount of One Hundred Thirty-one Thousand Nine Hundred Two and 25/100 Dollars ($131,902.25) (the “Termination Fee”).  If Tenant shall fail to pay the Termination Fee, as provided above, this Termination Option and any notice given under this Section 18 shall be void and of no further force or effect.”

5.                                      Right of First Offer.  Provided no Event of Default exists as of the date of Tenant’s election to take the ROFO Space (as defined below), Tenant shall have a one-time “Right of First Offer” for any space in the Building which is on the same floor as the Demised Premises (the “ROFO Space”).  The Right of First Offer shall be upon the following terms and conditions: when Landlord issues a proposal to a third party for renting the ROFO Space, Landlord shall provide Tenant with written notice (the “Landlord’s Notice”) of the upcoming availability of the ROFO Space.  The Landlord’s Notice shall indicate, at a minimum (A) the space available; (B) the date on which the space is expected to be available; (C) the proposed term of the lease for the ROFO Space; and (D) the principal economic terms (including, but not limited to, Minimum Rent).  Tenant shall have fifteen (15) days after the Landlord’s Notice (“Tenant’s Response Period”) within which to notify Landlord that Tenant has exercised its Right of First Offer.  If Tenant fails to notify Landlord of its exercise of a right of first offer with respect to the ROFO Space within such fifteen-day period, Tenant shall be deemed to have waived its right to lease the ROFO Space and shall have no further right to lease any ROFO Space, whereupon this Section shall have no further force or effect.  Following exercise of the Right of First Offer, Tenant shall have no further Right of First Offer.

6.                                      Brokers.  Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiating or making of this Amendment other than Newmark Grubb Knight Frank.  Each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including reasonable attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Amendment as a result of the actions of the indemnifying party.

7.                                      Estoppel.  Tenant represents and warrants that it is the sole owner and holder of the Tenant’s interest in the Lease, and it has not assigned, mortgaged, hypothecated, sublet, or otherwise alienated all or any part of its interest in the Lease or the Demised Premises.  Except as herein expressly amended, modified and supplemented, all of the terms, conditions and provisions of the Lease remain in full force and effect as heretofore written and, as hereby amended, modified and supplemented, are hereby ratified and confirmed in every respect.  Tenant takes the occasion of the execution of this Amendment to confirm that, to the best of Tenant’s knowledge: (i) neither Landlord nor Tenant is in default under the Lease; and (ii) Tenant has no right to any rent credit, free rent, offset, set-off or any other such claim against Landlord under the Lease.

8.                                      Authority.  The parties hereto represent and warrant to each other that each has full right and authority to enter into this Amendment and that the person signing this Amendment on behalf of Landlord and Tenant respectively has the requisite authority for such act.

9.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement.

10.                               No Other Modifications; Ratification; Conflicts.  Except as expressly amended hereby, the Lease remains unmodified and in full force and effect.  In the event of a conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

11.                               Confession of Judgment.  LANDLORD SHALL HAVE THE FOLLOWING RIGHT TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE DEMISED PREMISES:

(i)                                     WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF AN EVENT OF DEFAULT BY TENANT UNDER SECTION 21.2 OR 21.5 OF THE LEASE OR TWO (2) EVENTS OF DEFAULT BY TENANT UNDER SECTION 21.3 OF THE LEASE, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, PROVIDED THAT SUCH EVENT OF DEFAULT (OR IN THE CASE OF SECTION 21.3, THE SECOND EVENT OF DEFAULT) SHALL HAVE NOT BEEN CURED WITIHN TEN (10) BUSINESS DAYS FOLLOWING NOTICE OF SAME TO TENANT FROM LANDLORD, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD’S SUFFICIENT WARRANT.  UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER.  IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

(ii)                                  In any action of ejectment, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence.  If a true copy of this Lease shall be filed in such action (and the truth of the copy as asserted in the affidavit of Landlord shall be sufficient evidence of same), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

(iii)                               Tenant expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any court or magistrate by virtue of the powers of attorney contained in this Lease shall be final, and that Tenant will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Landlord and to any and all attorneys who may appear for Tenant all errors in such proceedings and all liability therefor.

(iv)                              The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord’s right, title and interest in this Lease in Tenant’s own name, notwithstanding the fact that any or all assignments of such right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed.  Tenant hereby expressly waives the requirements of such Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

(v)                                 Tenant acknowledges that it has been represented by counsel in connection with the negotiation of this Lease, that it has read and discussed with such counsel the provisions herein relating to confession of judgment, and that it understands the nature and consequences of such provisions.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:		WITNESSES:

PIOS GRANDE KOP BUSINESS CENTER, L.P., a Delaware limited partnership
By: PIOS GRANDE, LLC, its general partner		/s/ Jenna Shepanski

By:	/s/ Peter Abessinio	Jenna Shepanski
Name:	Peter Abessinio
Title:	Executive Vice President/Secretary

TENANT:

TREVENA, INC.,
a Delaware corporation
/s/ Rosamond Deegan

By:	/s/ Maxine Gowen
Name:	Maxine Gowen	Rosamond Deegan
Title:	CEO	SVP Business Development

EXHIBIT A

EXPANSION PREMISES

RECEIVING
CLOSET
CLOSET
OFFICE
OFFICE
T.R.
AVAILABLE
OPEN WORK AREA
RECEPT.

SUITE 'G'
1,807 R.S.F.

KING of PRUSSIA
BUSINESS CENTER

SCALE: 3/32"=1'-0"

DATE: 7/18/11

RAA
Management, LLC

1018 WEST 8TH AVENUE (BUILDING #11)
KING OF PRUSSIA BUSINESS CENTER

RHJ